Exhibit 2.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF 11LONGABERGER LICENSING, LLC", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF AUGUST, A.D. 2019, AT 10:35 O'CLOCK A.M.

7567203 8100
SR# 20196577396
Authentication: 203429538
You may verify this certificate online at corp.delaware.gov/authver.shtml	Date: 08-19-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:35 AM 08/19i2019
FILED 10:35 AM 08/19/2019	STATE OF DELAWARE
SR 20196577396 • File Number 7567203	CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follow :

I.          The name of the limited liability company is ___________________________ Longaberger Licensing, LLC                                                         .

2.          The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive                                                        (street), in the City of Wilmington                                      , Zip C0dc 19808                         .  The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ S. Meluch
Authorized Per on

Name:	S. Meluch
Print or Type